Volkswagen Auto Loan Enhanced Trust 2003-2								EXHIBIT 99.3
Annual Aggregate Servicer Statement
For the annual collection period ended December 31, 2003					Oct-03	Nov-03	Dec-03	Total
B.	SUMMARY
		Beginning Balance	Ending Balance	Note Factor	Principal Payment	Principal Payment	Principal Payment	Principal Payment
6	Class A-1 Notes	269,000,000.00	179,722,812.74	0.6681145	34,091,781.29	26,886,587.79	28,298,818.18	89,277,187.26
7	Class A-2 Notes	345,000,000.00	345,000,000.00	1.0000000	—	—	—	—
8	Class A-3 Notes	368,000,000.00	368,000,000.00	1.0000000	—	—	—	—
9	Class A-4 Notes	279,315,000.00	279,315,000.00	1.0000000	—	—	—	—
10	Class B Notes	29,033,164.85	29,033,164.85	1.0000000	—	—	—	—

11	Total Securities	$1,290,348,164.85	$1,201,070,977.59		$34,091,781.29	$26,886,587.79	$28,298,818.18	$89,277,187.26

12	Net Pool Balance	$1,354,290,044.71	$1,258,786,766.15

				Coupon Rate	Interest Pmt Due	Interest Pmt Due	Interest Pmt Due	Interest Pmt Due

13	Class A-1 Notes			1.1456%	188,328.84	239,215.91	191,976.63	619,521.39
14	Class A-2 Notes			1.5500%	311,937.50	445,625.00	445,625.00	1,203,187.50
15	Class A-3 Notes			2.2700%	487,293.33	696,133.33	696,133.33	1,879,560.00
16	Class A-4 Notes			2.9400%	479,025.23	684,321.75	684,321.75	1,847,668.73

	Total Securities				1,466,584.90	2,065,296.00	2,018,056.72	5,549,937.61

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received				21,525,336.29	19,684,557.42	20,172,026.40	61,381,920.11
18	Scheduled Interest Payments Received				4,238,250.61	3,297,888.47	3,298,914.62	10,835,053.70
19	Prepayments of Principal Received				5,627,500.10	2,223,089.75	2,502,720.90	10,353,310.75
20	Liquidation Proceeds				8,905,651.03	6,775,267.19	7,178,307.05	22,859,225.27
21	Recoveries Received				9,057.21	—	100,872.45	109,929.66
22	Other Payments Received to Reduce Principal				—	—	—	—

23	Subtotal: Total Collections				40,305,795.24	31,980,802.83	33,252,841.42	105,539,439.49

24	Repurchased Receivables				—	—	—
25	Reserve Account Excess Amount (Item 85)				—	5,618.47	7,705.38	13,323.85

26	Total Available Funds, prior to Servicer Advances				40,305,795.24	31,986,421.30	33,260,546.80	105,552,763.34

27	Servicer Advance (Item 68)				—	—	—	—

28	Total Available Funds + Servicer Advance				40,305,795.24	31,986,421.30	33,260,546.80	105,552,763.34

29	Reserve Account Draw Amount (Item 71)				—	—	—	—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount				40,305,795.24	31,986,421.30	33,260,546.80	105,552,763.34

D.	DISTRIBUTIONS

Distribution Summary:
31	Prior Advance Reimbursement (Item 74)				—	—	—	—
32	Servicing Fees (Item 38)				1,075,290.14	1,046,880.32	1,024,474.83	3,146,645.29
33	Class A Noteholder Interest (Item 47)				1,466,584.90	2,065,296.00	2,018,056.72	5,549,937.61
34	Principal Distribution Amount (Item 72)				34,091,781.29	26,886,587.79	28,298,818.18	89,277,187.26
35	Amount Paid to Reserve Account to Reach Specified Balance				3,225,384.99	—	—	3,225,384.99
36	Other Amounts Paid to Trustees				—	—	—	—

37	Remaining Funds to Certificateholder				446,753.92	1,987,657.19	1,919,197.07	4,353,608.19

	Distribution Detail:				Paid	Paid	Paid

38	Servicing Fees				1,075,290.14	1,046,880.32	1,024,474.83	3,146,645.29

	Pro rata:
39	Class A-1 Interest				188,328.84	239,215.91	191,976.63	619,521.39
40	Class A-2 Interest				311,937.50	445,625.00	445,625.00	1,203,187.50
41	Class A-3 Interest				487,293.33	696,133.33	696,133.33	1,879,560.00
42	Class A-4 Interest				479,025.23	684,321.75	684,321.75	1,847,668.73
43	Class A-1 Interest Carryover Shortfall				—	—	—	—
44	Class A-2 Interest Carryover Shortfall				—	—	—	—
45	Class A-3 Interest Carryover Shortfall				—	—	—	—
46	Class A-4 Interest Carryover Shortfall				—	—	—	—

47	Class A Noteholder Interest				1,466,584.90	2,065,296.00	2,018,056.72	5,549,937.61

E.	CALCULATIONS

	Calculation of Principal Distribution Amount:
48	Beginning Note Balance — All Classes				1,290,348,164.85	1,256,256,383.56	1,229,369,795.77
49	Beginning Net Pool Balance				1,354,290,044.71	1,318,090,237.27	1,289,128,215.41	1,354,290,044.71
50	Receipts of Scheduled Principal				(21,525,336.29)	(19,684,557.42)	(20,172,026.40)	(61,381,920.11)
51	Receipts of Prepaid Principal				(5,627,500.10)	(2,223,089.75)	(2,502,720.90)	(10,353,310.75)
52	Liquidation Proceeds				(8,905,651.03)	(6,775,267.19)	(7,178,307.05)	(22,859,225.27)
53	Other Collections of Principal				—	—	—	—
54	Principal Amount of Repurchases				—	—	—	—
55	Principal Amount of Defaulted Receivables				(141,320.02)	(279,107.50)	(488,394.91)	(908,822.43)

56	Ending Net Pool Balance				1,318,090,237.27	1,289,128,215.41	1,258,786,766.15	1,258,786,766.15
57	Yield Supplement Overcollateralization Amount				61,833,853.71	59,758,419.64	57,715,788.56	57,715,788.56

58	Adjusted Pool Balance				1,256,256,383.56	1,229,369,795.77	1,201,070,977.59	1,201,070,977.59

60	Calculated Principal Distribution Amount (BOP Note Bal. Less Adj. Pool Bal EOP)				34,091,781.29	26,886,587.79	28,298,818.18	89,277,187.26

Volkswagen Auto Loan Enhanced Trust 2003-2					EXHIBIT 99.3
Annual Aggregate Servicer Statement
For the annual collection period ended December 31, 2003		Oct-03	Nov-03	Dec-03	Total
	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 26)	40,305,795.24	31,986,421.30	33,260,546.80
62	Less: Prior Advance Reimbursement (Item 31)	—	—	—
63	Less: Servicing Fees Paid (Item 32)	1,075,290.14	1,046,880.32	1,024,474.83
64	Less: Interest Paid to Noteholders (Item 33)	1,466,584.90	2,065,296.00	2,018,056.72
65	Less: Calculated Principal Distribution (Item 60)	34,091,781.29	26,886,587.79	28,298,818.18

66	Equals: Remaining Available Funds before Servicer Advance	3,672,138.91	1,987,657.19	1,919,197.07

67	Monthly Loan Payments Due on Included Units but not received (N/A if Item 66 > 0)	N/A	N/A	N/A

68	Servicer Advance (If Item 66 < 0, lesser of Item 66 and Item 67, else 0)	—	—	—	—

	Calculation of Reserve Account Draw Amount:
69	Remaining Available Funds, before Reserve Account Draw (Item 66 plus Item 68)	3,672,138.91	1,987,657.19	1,919,197.07	7,578,993.18
70	Available Funds Shortfall Amount (If Item 69 < 0, Item 69, else 0)	—	—	—	—

71	Reserve Account Draw Amount (If Item 70 is > 0, Lesser of Reserve Acct Balance and Item 70)	—	—	—	—

72	Principal Distribution Amount (Item 60 - Available Funds Shortfall + Reserve Account Draw Amt)	34,091,781.29	26,886,587.79	28,298,818.18	89,277,187.26

	Reconciliation of Servicer Advance:
73	Beginning Balance of Servicer Advance	—	—	—	—
74	Less: Prior Advance Reimbursement	—	—	—	—
75	Plus: Additional Payment Advances for Current Period	—	—	—	—

76	Ending Balance of Payment Advance	—	—	—	—

F.	RESERVE ACCOUNT

	Reserve Account Balances:
77	Specified Reserve Account Balance	9,677,611.24	9,677,611.24	9,677,611.24	9,677,611.24
78	Initial Reserve Account Balance	6,451,740.82	6,451,740.82	6,451,740.82	6,451,740.82
79	Beginning Reserve Account Balance	6,451,740.82	9,677,611.24	9,677,611.24	6,451,740.82
80	Plus: Net Investment Income for the Collection Period	485.43	5,618.47	7,705.38	13,809.28

81	Subtotal: Reserve Fund Available for Distribution	6,452,226.25	9,683,229.71	9,685,316.62	6,465,550.10
82	Plus: Deposit of Excess Available Funds (Item 35)	3,225,384.99	—	—	3,225,384.99
83	Less: Reserve Account Draw Amount (Item 71)	—	—	—	—

84	Subtotal Reserve Account Balance	9,677,611.24	9,683,229.71	9,685,316.62	9,690,935.09
85	Less: Reserve Account Excess Amount to Available Funds (If Item 84 > Item 77)	—	5,618.47	7,705.38	13,323.85

86	Equals: Ending Reserve Account Balance	9,677,611.24	9,677,611.24	9,677,611.24	9,677,611.24

87	Change in Reserve Account Balance from Immediately Preceding Payment Date	3,225,870.42	—	—

G.	POOL STATISTICS

	Collateral Pool Balance Data:
88	Net Pool Balance	1,318,090,237	1,289,128,215	1,258,786,766
89	Number of Current Contracts	68,418	68,017	67,560
90	Weighted Average Loan Rate	3.27%	3.27%	3.26%
91	Average Remaining Term	55.0	54.2	53.2
92	Average Original Term	58.4	58.4	58.5

		Outstanding	Outstanding	Outstanding
	Net Credit Loss and Repossession Activity:	Principal Balance	Principal Balance	Principal Balance	Total
93	Aggregate Outstanding Principal Balance of Charged Off Receivables	141,320	279,108	488,395	908,822
94	Liquidation Proceeds on Related Vehicles	—	—	—	—
95	Recoveries Received on Previously Receivables Previously Charged Off	9,057	—	100,872	109,930

96	Net Principal Losses for Current Collection Period	132,263	279,108	387,522	798,893

97	Beginning Net Principal Losses		132,263	411,371
98	Net Principal Losses for Current Collection Period	132,263	279,108	387,522

99	Cumulative Net Principal Losses	132,263	411,371	798,893

	Delinquencies Aging Profile — End of Period:
100	Current	1,315,464,755	1,285,348,596	1,254,692,056
101	31 - 60 Days Delinquent	2,533,649	3,372,273	3,724,764
102	61 - 90 Days Delinquent	91,833	407,346	369,946

103	Total	1,318,090,237	1,289,128,215	1,258,786,766